                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
                                              [ ]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                         SALIVA DIAGNOSTIC SYSTEMS, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 26, 1998

     A Special Meeting of Shareholders of Saliva Diagnostic Systems, Inc., a Delaware Corporation (the "Company"), will be held on Thursday, February 26, 1998 at 10:00 a.m., Pacific time, at ____________________________________,
Vancouver, Washington _____, for the following purposes:

           1. AUTHORIZE REVERSE STOCK SPLIT. To approve an amendment to the Company's Certificate of Incorporation authorizing a reverse stock split of the Company's Common Stock, par value $.01 per share; and

           2. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on January 23, 1998 are entitled to notice of and to vote at the meeting. A list of such shareholders will be available for inspection by shareholders at the Company's principal office for a period of ten days prior to the meeting date and at the meeting on the meeting date.

      You are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose whether or not you expect to attend the meeting. You may attend the meeting in person even though you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                         By Order of the Board of Directors:

                                         Kenneth J. McLachlan
                                         President and Chief Executive Officer

Vancouver, Washington
January __, 1998

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 26, 1998

SOLICITATION AND REVOCABILITY OF PROXY

      The enclosed Proxy is solicited on behalf of the Board of Directors of Saliva Diagnostic Systems, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Shareholders to be held on Thursday, February 26, 1998, at 10:00 a.m., Pacific time, or at any adjournment thereof, at ______________________________, Vancouver, Washington _____, for the purposes set forth herein and in the accompanying notice of Special Meeting of Shareholders. All expenses associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company. In addition, the Company intends to hire Beacon Hill Partners to aid in the solicitation of proxies, for whose services the Company will pay a fee estimated at $5,000, plus expenses. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), held in their names.

      All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy card, such proxies will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to approve an amendment to the Company's Certificate of Incorporation authorizing a reverse stock split of the Common Stock. If any other business is properly presented at the Special Meeting, the proxies will be voted by the named proxies in their best judgment.

      A proxy may be revoked by a shareholder prior to its exercise by written notice to the Company, by submission of another proxy prior to the meeting bearing a later date or by voting in person at the Special Meeting of Shareholders. The mailing address of the principal executive offices of the Company is 11719 NE 95th Street, Vancouver, Washington 98682.

      This Proxy Statement, the accompanying Notice of Special Meeting and the Proxy Card are first being mailed on or about January __, 1998.

VOTING AT THE MEETING

      The Board of Directors has fixed January 23, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting. The Company has one class of voting securities outstanding, designated Common Stock. At the record date, __________ shares of the Common Stock were outstanding and entitled to vote. The Common Stock does not have cumulative voting rights.

      Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Special Meeting. If a quorum is present at the Special Meeting, Proposal No. 1 to approve an amendment to the Company's Certificate of Incorporation authorizing a reverse stock split of the Common Stock will be approved if it receives the affirmative vote of the holders of at least a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, at the Special Meeting. Abstention from voting will have the same effect as voting against the proposals.

      A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote upon a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are counted for purposes of determining whether a quorum exists at the Special Meeting but are not counted and have no effect on the results of the vote on the proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of January 9, 1998, except where otherwise noted, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

---------------------------------------------------------------------------------------------------------------------
                                                                                  COMMON STOCK
                                                           ----------------------------------------------------------
             NAME AND ADDRESS                                 NUMBER OF SHARES                        % SHARES
                                                            BENEFICIALLY OWNED(1)                BENEFICIALLY OWNED
---------------------------------------------------------------------------------------------------------------------


Kenneth J. McLachlan                                               1,700,000(2)                         5.8%
c/o SDS International Ltd. (UK)
11 Sovereign Close
Sovereign Court
London, England E1 9HW, UK

Hans R. Vauthier                                                     250,000(3)                            *

Eric F. Stoer                                                        250,000(4)                            *

David Barnes                                                         358,000(5)                         1.2%

Paul D. Slowey                                                        77,800(6)                            *

Michael Grant                                                         75,832(7)                            *

-------------------------------------------------------------------------------------------------------------
All Executive Officers and Directors as a
group (5 persons)(8)                                               2,636,000(9)                         9.2%
-------------------------------------------------------------------------------------------------------------

*     Does not exceed one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares of Common Stock issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from January 9, 1998 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person but not for the purpose of calculating the percentage of Common Stock owned by any other person.


 (2) Includes 200,000 shares registered in the name of Bank of Bermuda Trust Company, trustee for the Morar Trust, an irrevocable trust established for the benefit of Mr. McLachlan's children. Also includes 500,000 shares registered in the name of Reads Trust Company Limited, trustee of an irrevocable trust established for the benefit of Mr. McLachlan's children. Mr. McLachlan has no power to vote or dispose of these shares pursuant to the terms of the trusts. Also includes options to purchase 1,000,000 shares of Common Stock which were granted to International Business Consultants, a Jersey company, of which Mr. McLachlan is a principal.


(3)   Includes options to purchase 250,000 shares of Common Stock.

(4)   Includes options to purchase 250,000 shares of Common Stock.

(5)   Includes options to purchase 358,000 shares of Common Stock.

(6)   Includes options to purchase 75,000 shares of Common Stock.

(7)   Includes options to purchase 75,832 shares of Common Stock.

(8) Includes Kenneth J. McLachlan, Eric F. Stoer, Hans R. Vauthier, David Barnes and Paul D. Slowey, the current directors and executive officers of the Company.

(9) Includes options to purchase an aggregate of 1,933,000 shares of Common Stock.



                        APPROVAL OF AMENDMENT AUTHORIZING
                               REVERSE STOCK SPLIT

                                (PROPOSAL NO. 1)

      On January 8, 1998 the Board of Directors approved, and recommends that the shareholders of the Company approve, an amendment to the Company's Certificate of Incorporation authorizing a reverse stock split of the Common Stock ("Reverse Stock Split").

      The continued listing requirements of the Nasdaq Small Cap Market ("Nasdaq") for the Common Stock require a company to maintain, among other things, a minimum bid price per share of $1.00. As of the date of this proxy, the Company is not in compliance with such requirement. The Board of Directors believes that the Reverse Stock Split may have the effect of increasing the market price per share of the Common Stock and allowing the Common Stock to continue to be included on the Nasdaq system, although there can be no assurance that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the post-Reverse Stock Split market price can be maintained.

      The Board of Directors has determined that continued listing of the Common Stock on the Nasdaq system is in the best interests of the shareholders. If the Company were removed from the Nasdaq system, trading, if any, would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq inclusion requirements or in what are commonly referred to as the "pink sheets." As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. In addition, if the Common Stock were removed from the Nasdaq system, it would be subject to so-called "penny-stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Consequently, removal from the Nasdaq system, if it were to occur, could affect the ability or willingness of broker-dealers to sell the Common Stock and the ability of purchasers to sell the Common Stock in the secondary market. Delisting by Nasdaq also could adversely affect the Company's performance under certain agreements with some investors relating to maintenance of the Nasdaq listing and to registration of certain shares for resale.

      Pursuant to the Reverse Stock Split, each holder of a certain number of shares of Common Stock, par value $.01 per share (the "Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split shall become the holder of one share of Common Stock, par value $.01 per share (the "New Common Stock"). The exact number of shares of Old Common Stock required to receive one share of New Common Stock is called the Authorized Number and will be determined by the Board of Directors following approval of the Reverse Stock Split based on market conditions, the likely effect of the Reverse Stock Split on the market price of the Common Stock and other relevant factors. In no event, however, will the Authorized Number be greater than ten.

      No fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock because they hold a number of Old Common Shares not evenly divisible by the Authorized Number will be entitled to receive from the Company a cash payment equal to the fair market value, as determined by the Board of Directors, of any fractional shares of New Common Stock resulting from the Reverse Stock Split. The fair market value shall be based on the average of the closing bid prices for the Old Common Stock as determined by the Nasdaq Stock Market on each of the five days preceding the date on which the Reverse Stock Split becomes effective.

      The Reverse Stock Split would become effective upon the filing of a Certificate of Amendment of the Certificate of Incorporation related thereto with the Delaware Secretary of State. If the Reverse Stock Split is approved by the shareholders, the Board of Directors intends to cause the Certificate of Amendment to be filed as soon as practicable after the date of the Special Meeting. Upon the effectiveness of the proposed amendment, Article Fourth of the Company's Articles of Incorporation would include an additional paragraph reading substantially as follows:

                     The corporation hereby declares that each [Authorized Number] of outstanding shares of the corporation's Common Stock, par value $.01 per share, as of the date of filing of this Certificate of Amendment, be converted and reconstituted into one share of Common Stock, par value $.01 per share. No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional interest in a share of Common Stock would, except for the provisions of the preceding sentence, be deliverable upon such conversion and reconstitution, the corporation shall pay an amount in cash equal to the fair market value of such fractional interest, as determined by the corporation's Board of Directors, to each holder of shares of Common Stock to whom such fractional interest would have been deliverable.

      Upon the effectiveness of such Certificate of Amendment, the Reverse Stock Split will occur without any further action on the part of shareholders of the Company and without regard to the date or dates on which stock certificates are physically surrendered in exchange for certificates representing the number of shares of New Common Stock such shareholders are entitled to receive as a consequence of the Reverse Stock Split. As soon as practicable after the effectiveness of the Reverse Stock Split, transmittal letters will be mailed to each record holder of the Company's Common Stock on the date of such effectiveness to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of New Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. After receipt of such transmittal letter, each such shareholder should surrender the stock certificates issued prior to the Reverse Stock Split and such shareholder will receive in exchange therefor certificates representing the whole number of shares of New Common Stock to which he or she is entitled and any cash which may be payable in lieu of any fractional share. Such transmittal letters will be accompanied by instructions specifying other details of the exchange. Shareholders should not send in their certificates until they receive a transmittal letter.

      After the effectiveness of the Reverse Stock Split, each certificate representing shares of Old Common Stock will, until surrendered and exchanged as provided above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of New Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares evidenced by such certificate have been converted.

      With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's shareholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

      The Company is presently authorized to issue a maximum of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 9, 1998, 30,543,475 shares of Common Stock and no shares of Preferred Stock were issued. The authorized number of shares will not change in connection with the Reverse Stock Split. The Company has obligations to set aside approximately _________ shares of Common Stock for the exercise of outstanding warrants, options or other contractual commitments, including additional shares which may be issued in accordance with the exercise of certain reset rights. The exercise price or conversion rate of these commitments will be adjusted proportionately upon the effectiveness of the Reverse Stock Split.

      In addition, in connection with its ongoing financing efforts, the Company currently is engaged in negotiations to raise additional capital through the sale of its securities, including possibly the sale of shares of Common Stock and other securities convertible into shares of Common Stock.

      The conversion and reconstitution of the Old Common Stock into the New Common Stock should have no material federal tax consequences to most shareholders. Nonetheless, shareholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the Reverse Stock Split in light of their individual circumstances.

      In order for the shareholders of the Company to authorize the Reverse Stock Split by adoption of the aforementioned amendment, a majority of the shares of outstanding Common Stock entitled to vote, present in person or by proxy, at the Special Meeting must vote in favor of this proposal.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      As previously disclosed to shareholders, proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders should have been received by the Company at its principal office no later than December 29, 1997 in order that they could be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy Card will have the discretionary authority to vote in accordance with their best judgment.

                                           By Order of the Board of Directors:

                                           Kenneth J. McLachlan
Dated:  January __, 1998                   President and Chief Executive Officer

                         SALIVA DIAGNOSTIC SYSTEMS, INC.

    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 26, 1998

      The undersigned hereby names, constitutes and appoints Kenneth J. McLachlan and Eric F. Stoer, and each of them with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the Special Meeting of the Shareholders of Saliva Diagnostic Systems, Inc. (the "Company") to be held at 10:00 a.m. on Thursday, February 26, 1998, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on January 23, 1998, with all the powers that the undersigned would possess if he or she were personally present.

                 PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                         IN THE ENCLOSED REPLY ENVELOPE

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

------------------------------------------------------------------------------------------------------------------------------------
1. To authorize the           FOR       AGAINST          ABSTAIN       2. The transaction of such other business as may properly
Reverse Stock Split.                                                   come before the meeting and any and all adjournments thereof.


                             THE BOARD OF DIRECTORS
                             UNANIMOUSLY RECOMMENDS A VOTE
                             FOR THE APPROVAL OF PROPOSAL 1.

Should the undersigned be present and elect to vote at the Special
Meeting or at any adjournment thereof and after notification to the
Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
                                                                     IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS,
                                                                     THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS
                                                                     IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE
                                                                     NAMED PROXIES IN THEIR BEST JUDGMENT. AT PRESENT TIME, THE
                                                                     BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED
                                                                     AT THE SPECIAL MEETING.


The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement.


                                                                                               I do[ ] do not[ ] plan to attend the
DATED______ SHAREHOLDER (print name)________________    SHAREHOLDER  (sign name)_______________                meeting.
                                                                                                          (Please check)
------------------------------------------------------------------------------------------------------------------------------------

NOTE: Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




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